UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 27, 2007
THE TALBOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts		02043

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 27, 2007, The Talbots, Inc. (“Talbots”) and Mizuho Corporate Bank, Ltd. (“Mizuho”) entered into a general financing agreement dated as of August 24, 2007. Subject to the terms and conditions of the agreement, Mizuho may, in its sole discretion, enter into transactions with Talbots (including, without limitation, making one or more loans, pursuant to committed or uncommitted lines of credit, issuing or causing to be issued any letter of credit and drafts for Talbots account, or accepting and/or discounting bills, notes, drafts and similar instruments), in each case upon mutually agreeable terms and conditions as more particularly described in the agreement, in amounts up to $30,000,000. The agreement contains events of default upon the occurence of which the repayment of any borrowings could be accelerated. Such borrowings will be used by Talbots for working capital requirements.
     The foregoing summary is subject in all respects to the actual terms of the agreement, a copy of which is attached as Exhibit 99.1 to the Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	General Financing Agreement between The Talbots, Inc. and Mizuho Corporate Bank, Ltd. dated as of August 24, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Date August 29, 2007	By:	/s/ Edward L. Larsen

	Name:	Edward L. Larsen
	Title:	Senior Vice President, Finance
Chief Financial Officer and Treasurer